EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 20, 2010, relating to the consolidated financial statements, of American Pacific Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ BDO USA, LLP

Las Vegas, Nevada

August 29, 2011